Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. RECEIVES FEDERAL RESERVE APPROVAL
FOR ACQUISITION OF
STANDARD BANK AND TRUST COMPANY

ITASCA, IL, November 15, 2016 - First Midwest Bancorp, Inc. (“First Midwest”) (NASDAQ NGS: FMBI), headquartered in Itasca, Illinois and the parent company of First Midwest Bank, today announced that it has received approval from the Federal Reserve to acquire Standard Bancshares, Inc. and its wholly-owned subsidiary, Standard Bank and Trust Company (“Standard Bank”) based in Hickory Hills, Illinois.
“We are extremely pleased to have received Federal Reserve approval for our transaction with Standard Bank, which we publicly announced on June 28, 2016,” said Michael L. Scudder, President and Chief Executive Officer of First Midwest. “We continue to progress towards an expected closing in either late 2016 or early 2017, and we look forward to having Standard Bank’s experienced team of bankers join us. This combination further positions us as metro Chicago’s premier commercial bank, strengthens our leading south metro market presence and continues our expansion into northwest Indiana.”
As of September 30, 2016, Standard Bancshares had total assets of $2.4 billion, $2.1 billion in deposits and $1.8 billion in loans.
This transaction remains subject to approval by the stockholders of First Midwest and shareholders of Standard Bancshares and the satisfaction of other customary closing conditions.
About First Midwest
First Midwest is a relationship-based financial institution and one of the largest independent publicly-traded bank holding companies based on assets headquartered in the Midwest, with approximately $11.6 billion in assets and over $8.5 billion in trust assets under management. First Midwest’s principal subsidiary, First Midwest Bank, and other affiliates provide a full range of commercial, leasing, retail, wealth management, trust and private banking products and services through over 110 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest’s common stock is traded on the NASDAQ Stock Market under the symbol “FMBI”. First Midwest’s website is www.firstmidwest.com.

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143

Forward-Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “probable,” “potential,” “possible,” “target,” “continue,” “look forward,” or “assume” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this press release, and First Midwest undertakes no obligation to update any forward-looking statements to reflect new information or events or conditions after the date hereof.

Forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to: expected synergies, cost savings and other financial or other benefits of the proposed transaction between First Midwest and Standard Bancshares; requisite stockholder and regulatory approvals; credit and interest rate risks associated with First Midwest’s and Standard Bancshares’s respective businesses, customer borrowing, repayment, investment and deposit practices, and general economic conditions, either nationally or in the market areas in which First Midwest and Standard Bancshares operate or anticipate doing business, may be less favorable than expected; new regulatory or legal requirements or obligations; and other risks, uncertainties and assumptions identified under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Midwest’s Annual Report on Form 10-K for the year ended December 31, 2015, as well as First Midwest’s subsequent filings made with the Securities and Exchange Commission (the “SEC”). However, these risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could impact First Midwest’s business and financial performance and pending or consummated acquisition transactions, including the proposed acquisition of Standard Bancshares.

Additional Information for Stockholders

The information contained in this press release does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger of First Midwest and Standard Bancshares, First Midwest has filed a registration statement on Form S-4 (File no. 333-213532) with the SEC. The registration statement includes a joint proxy statement of First Midwest and Standard Bancshares, which also constitutes a prospectus of First Midwest, that First Midwest and Standard Bancshares have sent to their respective stockholders. Investors and stockholders are advised to read the joint proxy statement/prospectus because it contains important information about First Midwest, Standard Bancshares and the proposed transaction. This document and other documents relating to the transaction filed by First Midwest can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing First Midwest’s website at www.firstmidwest.com

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143

under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, these documents can be obtained free of charge from First Midwest upon written request to First Midwest Bancorp, Inc., Attn: Corporate Secretary, One Pierce Place, Suite 1500, Itasca, Illinois 60143 or by calling (630) 875-7463, or from Standard Bancshares upon written request to Standard Bancshares, Inc., Attn: Lawrence P. Kelley, President and Chief Executive Officer, 7800 West 95th Street, Hickory Hills, Illinois 60457 or by calling (708) 499-2000.

Participants in the Proposed Standard Bancshares Transaction

First Midwest, Standard Bancshares and certain of their respective directors and executive officers may be deemed under the rules of the SEC to be participants in the solicitation of proxies from the respective stockholders of First Midwest and Standard Bancshares in connection with the proposed Standard Bancshares transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, is included in the joint proxy statement/prospectus regarding the proposed Standard Bancshares transaction. Additional information about First Midwest and its directors and officers may be found in the definitive proxy statement of First Midwest relating to its 2016 Annual Meeting of Stockholders filed with the SEC on April 14, 2016 and First Midwest’s annual report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 23, 2016. The definitive proxy statement and annual report can be obtained free of charge from the SEC’s website at www.sec.gov.

CONTACTS:

Paul F. Clemens (Investors) EVP and Chief Financial Officer (630) 875-7347 paul.clemens@firstmidwest.com	James M. Roolf (Media) SVP and Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

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First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143